Exhibit 99.1

Investor Contact:	Press Contact:
Stacey Fisher	Lorne Fisher
954-924-3427	954-258-1786
sfisher@fish-consulting.com	lfisher@fish-consulting.com

FIND/SVP Reports Outstanding Third Quarter Results
-- Company Posts Increases of 15% in Revenue and 47% in Net Income--
-- Strong Positive Cash Flow from Operations -

New York, November 10, 2005—FIND/SVP, Inc. (OTCBB:FSVP), the nation’s only single-source provider of custom business research, today announced outstanding operating results for the third quarter and nine months ended September 30, 2005.

Revenues in the third quarter of 2005 were $11,433,000, an increase of 15% versus revenues of $9,915,000 in the prior year. Net income attributable to common shareholders for the third quarter was $435,000, or $.02 per basic and fully diluted share, a 47% increase over income of $296,000, or $0.02 and $0.01 per basic and fully diluted share, respectively, in the third quarter of the prior year.

EBITDA for the quarter was $1,083,000, a 26% increase over EBITDA of $859,000 in the prior year, and a 25% increase over Adjusted EBITDA of $867,000 reported in the second quarter of 2005. Operating income for the third quarter increased 28% to $800,000 compared to $623,000 in the prior year.

The EBITDA, operating income and net income attributable to common shareholders results include stock compensation expense of $141,000, $126,000, and $204,000 for the third quarter of 2005, the third quarter of 2004, and the second quarter of 2005, respectively.

For the nine months ended September 30, 2005, revenues were $31,548,000, an increase of 8% versus revenues of $29,232,000 one year earlier. Net loss attributable to common shareholders for the nine months was $(101,000), or $(0.01) per share, a 93% improvement over a loss of $(1,378,000), or $(0.08) per share, in the same period of the prior year.

Normalized Earnings (Loss) Per Share for the nine months ended September 30, 2005 and 2004 was $0.05 and $(0.01), respectively, which excludes $1,066,000 in pre-tax acquisition and other non-recurring charges for the respective period in 2005, and $1,305,000 in non-recurring charges for the respective period in 2004. Also, stock compensation expense of $483,000 and $371,000 for the nine months ended September 30, 2005 and 2004, respectively, is excluded from Normalized Earnings (Loss) Per Share.

EBITDA for the period was $1,367,000, a 60% increase over EBITDA of $856,000 one year earlier. Operating income increased 358% to $531,000, compared to $116,000 in the same period in the prior year.

The EBITDA, operating income, and net loss results for the first nine months of 2005 include the above mentioned acquisition, other non-recurring charges and stock compensation expense. Also, Signia Partners and Atlantic Research & Consulting’s results of operations are included in FIND/SVP’s results of operations from April 1, 2005.

Exclusive of these charges and stock compensation expense, Adjusted EBITDA for the nine month period ended September 30, 2005 was $2,916,000, representing a 15% increase over $2,532,000 in the comparable period of the prior year.

Cash flow from operations for the first nine months of 2005 was $1,524,000, as compared to $(1,160,000) in the same period of the prior year.

As of September 30, 2005, FIND/SVP had cash on hand of $577,000, an undrawn revolving line of credit of $4,500,000, long term debt of $3,375,000, and shareholders’ equity of $20,581,000.

Also, approximately $2,160,000, representing a final earnout payment, was paid to the former owners of Guideline Research in the third quarter of 2005.

Commenting on the results, David Walke, Chief Executive Officer, said, “We are very pleased with our operating performance in the third quarter. Without question, this is the best performance we have reported since I arrived at FIND almost 4 years ago, and indeed is one of, if not the best, quarters in terms of operating performance in the Company’s 36-year history.”

Mr. Walke noted that each business unit provided quality contributions to the consolidated results. More specifically:

•
FIND Market Research achieved revenues of $4,202,000 in the third quarter, an increase of 28% compared to the third quarter of the prior year, and a 13% sequential increase. In particular, Guideline Research increased its revenues 28% in the third quarter of 2005 versus the second quarter of 2005 due to both a steady volume of the commencement of new projects, in addition to the fulfillment of several projects that were part of a large backlog.

Bookings for the quarter exceeded $2.5 million, bringing year-to-date bookings slightly ahead of the prior year’s exceptional pace, particularly impressive in view of the first half of the year being negatively impacted due to the previously noted slow commencement of booked projects.

In addition, Atlantic Research & Consulting has achieved 17% EBITDA margins in the first six months since FIND acquired the company. Consolidated FIND Market Research EBITDA margins for the first nine months of 2005 were 13%.

•
FIND Strategic Intelligence, operating as Signia Partners, reported revenues of $1.1 million in the quarter, and revenues of $2.6 million and EBITDA margins of 23% since being acquired by FIND on April 1st. The integration of FIND’s former Strategic Consulting practice has been completed, providing strategic and financial synergies to the business unit.

•
FIND On-Demand Research, the company’s legacy business unit, reported slightly increased revenues for the quarter on a sequential basis, an excellent performance given the previously announced restructuring and elimination of our on-demand direct sales force, which occurred in the second quarter. EBITDA improved substantially in the quarter relative to the comparable period of the prior year, as well as compared to the second quarter of 2005.

This impressive performance is a result of outstanding retention--an exceptional 96% in the quarter and 85% year-to-date, at least in line with other retainer-based research services—and sharply increased small project demand from the retainer base.

Mr. Walke also noted that Project revenues generated from existing On-Demand retainer clients exceeded $330,000 during the third quarter, and $535,000 since the April 1, 2005 acquisitions of Signia Partners and Atlantic Research, an indication of company-wide cross-selling efforts.

•
FIND Product Research & Innovation, operating as Teltech, reported essentially flat revenues relative to the second quarter. EBITDA contributions declined as a result of anticipated start-up costs associated with the Litigation Support Service launched at the beginning of 2005, in addition to reduced demand for on-demand and outsourcing services, only partially offset by project-related services.

The Litigation Support service, which provides third-party expert witnesses for litigation, is substantially ahead of plan in terms of revenue and EBITDA contributions, and is expected to turn to profitability in the current fourth quarter.

“I believe that the strong third quarter performance indicates a growing acceptance of our strategy to identify our clients’ evolving and diversified business research needs, and either create or acquire relevant services to continue to provide a single-source solution,” Mr. Walke said. “There’s a lot of work that remains to be done before we can definitively validate this strategy, but clearly the signs are positive.”

FIND/SVP also announced consolidated financial results for the first nine months of 2005, giving effect to the contributions of Atlantic Research and Signia Partners as if each had been acquired on January 1, 2005. Internal pro forma estimates for this period indicate revenues of approximately $34,033,000 and Adjusted EBITDA exclusive of stock compensation expense of $3,291,000. This equates to an Adjusted EBITDA margin of 9.7%, a 170 basis point increase over the first half of 2005.

Looking ahead, Mr. Walke said, “We are actively developing new products to address client needs, providing greater flexibility in our pricing and program structure to allow existing and prospective clients to take advantage of our service continuum, and launching highly targeted and sophisticated marketing programs which are improving the awareness and appeal of our services.”

“We will also continue our active acquisition program, seeking complementary service offerings among quality, established and well-managed companies. Our demonstrated success with the four acquisitions we have made in the past 30 months, combined with our strong financial condition and balance sheet, provide confidence that acquisitions will be an important growth and profitability initiative for FIND for the foreseeable future”, Mr. Walke said.

“All in all, we think we are making excellent progress and remain optimistic for continued strong performance in the fourth quarter of 2005 and beyond.”

*EBITDA, which is defined as net income (loss) before interest, income taxes, and depreciation and amortization, Adjusted EBITDA, which is defined as net income (loss) before interest, income taxes, and depreciation and amortization, compensation expense from options granted “in the money”, other income, and other non-recurring charges, and Normalized Earnings (Loss) Per Share, which is based on net income (loss) before stock compensation expense and other non-recurring charges, are presented in the earnings release because management believes that EBITDA, Adjusted EBITDA, and Normalized Earnings (Loss) Per Share are useful measures to investors, allowing them to focus on our recurring results of operations, and are common alternatives to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. Also, our credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a revolving loan facility totaling $4,500,000, includes financial and other covenants which are based on or refer to Adjusted EBITDA and EBITDA. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Find/SVP has provided reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call Information

Management will host a conference call today, November 10, 2005, at 2:30 p.m. ET (11:30 a.m. PT) to review the third quarter financial results. To access the call, dial (800) 370-0898. To listen to the live web cast go to: http://www.findsvp.com in the Investor Relations area of the web site. A replay of the conference call will be available two hours after the call for five business days. Investors may access the replay by dialing (877) 519-4471 and entering the following pass code: 6603901.  In addition, the call will be available over the Internet at http://www.findsvp.com in the Investor Relations area of the web site.

About FIND/SVP

FIND/SVP, Inc. (OTC Bulletin Board: FSVP - News), is the nation's only single- source provider of customized business research and analysis. Well known for its On-Demand Business Research, today FIND/SVP has enhanced its capabilities to include an end-to-end continuum of Custom Market Research, Strategic Intelligence, Product Research and Innovation, and access to a proprietary Expert Advisory Network. FIND/SVP specializes in nearly all major industries, including media and entertainment, healthcare and pharmaceuticals, financial and business services and consumer products. Founded in 1969, FIND/SVP is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting FIND/SVP's website at http://www.findsvp.com.

Forward-Looking Statements

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the outlook for FIND/SVP’s markets and the demand for its services, the success of FIND/SVP’s cross-selling efforts and new project and program launches, future cash flows from operations, FIND/SVP’s growth, profitability, and operating performance, FIND/SVP’s future revenues and margin requirements, growth in costs and expenses and the impact of acquisitions, the effects of a sales force restructuring, and other unusual items, including our ability to integrate and obtain the anticipated results and synergies from our acquisitions of Atlantic Research & Consulting and Signia Partners. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Three Months Ended September 30
	2005	2004 (as restated5)

Revenue	$11,433,000	$9,915,000

Operating income	$800,000	$623,000

EBITDA[1,2,4]	$1,083,000	$859,000

Income Before Income Taxes	$651,000	$561,000

Net income	$445,000	$306,000

Income attributable to common shareholders[3,4]	$435,000	$296,000

Earnings Per Share - Basic[4]	$0.02	$0.02
Earnings Per Share - Diluted[4]	$0.02	$0.01

Weighted Average Shares
Outstanding - Basic	20,297,505	19,388,842
Outstanding - Diluted	21,808,245	21,792,010

1 EBITDA (000’s omitted) for the three months ended September 30, 2005 is as follows:

Net income	$445
Tax provision	206
Depreciation and amortization	288
Interest expense	144
EBITDA	$1,083

2 EBITDA (000’s omitted) for the three months ended September 30, 2004 is as follows:

Net income	$306
Tax benefit	255
Depreciation and amortization	300
Interest expense	(2)
EBITDA	$859

3Net income for the three months ended September 30, 2005 of $445,000 was reduced by preferred dividends of $10,000, resulting in income attributable to common shareholders of $435,000.

4 Exclusive of $141,000 of stock compensation expense for the three months ended September 30, 2005, EBITDA would have been $1,224,000, Income attributable to common shareholders would have been $576,000, and Earnings Per Share-Basic and Diluted would have been $0.03.

5 In 2004, the Company adopted the fair value method of accounting for stock based compensation prescribed by SFAS No. 123 under the modified prospective method permitted by SFAS No. 148. The adoption of SFAS No. 123 was effective January 1, 2004 and was reflected in the Company’s annual consolidated financial statements for the year ended December 31, 2004. Accordingly, the September 30, 2004 interim Condensed Consolidated Statements of Operations have been restated to reflect the adoption of SFAS No. 123.

The following is a summary of the effects of the adoption of SFAS No. 123 on the Company’s previously reported consolidated financial statements as of and for the three months ended September 30, 2004.

(in thousands)	As Previously Reported	As Restated for the Adoption of SFAS No. 123
For the three months ended:
Direct costs	$5,425	$5,609
Selling, general and administrative expenses	3,059	3,683
Operating income	1,431	623
Income before provision for income taxes	1,369	561
Net income	1,114	306
Net income attributable to common shareholders	1,104	296
Net income per common share - basic	$0.06	$0.02
Net income per common share - diluted	$0.05	$0.01

FIND/SVP COMPARATIVE STATEMENTS OF INCOME (LOSS) (unaudited)

	Nine Months Ended September 30
	2005	2004 (as restated5)

Revenue	$31,548,000	$29,232,000

Operating income	$531,000	$116,000

EBITDA[1,2,4]	$1,367,000	$856,000

Adjusted EBITDA[1,2,4]	$2,433,000	$2,171,000

Income (Loss) Before Income Taxes	$203,000	$(1,550,000)

Net loss	$(71,000)	$(1,235,000)

Loss attributable to common shareholders[3,4]	$(101,000)	$(1,378,000)

Loss Per Share - Basic & Diluted[4]	$(0.01)	$(0.08)
Normalized Earnings Per Share - Basic & Diluted[6,7]	$0.05	$(0.01)

Weighted Average Shares
Outstanding - Basic & Diluted	19,959,258	16,476,589

1 Adjusted EBITDA (000’s omitted) for the nine months ended September 30, 2005 is as follows:

Net loss	$(71)
Tax provision	274
Depreciation and amortization	905
Interest expense	259

EBITDA	$1,367
Non-recurring severance related to restructuring	909
Acquisition related integration costs	109
Sarbanes-Oxley 404 implementation fees	50
Other	(2)

Adjusted EBITDA	$2,433

2EBITDA (000’s omitted) for the nine months ended September 30, 2004 is as follows:

Net loss	$(1,235)
Tax benefit	(315)
Depreciation and amortization	806
Interest expense	1,600

EBITDA	$856
Non-recurring severance	395
Lease related charge	512
Asset impairment	96
Stock compensation expense from "in the money" Option grants	10
Other	302

Adjusted EBITDA	$2,171

3 Net loss for the nine months ended September 30, 2005 of $(71,000) was reduced by preferred dividends of $30,000, resulting in loss attributable to common shareholders of $(101,000).

4 Exclusive of $483,000 of stock compensation expense for the nine months ended September 30, 2005, EBITDA and Adjusted EBITDA would have been $1,850,000 and $2,916,000, respectively, Income attributable to common shareholders would have been $382,000, and income Per Share-Basic and Diluted would have been $0.02.

5  In 2004, the Company adopted the fair value method of accounting for stock based compensation prescribed by SFAS No. 123 under the modified prospective method permitted by SFAS No. 148. The adoption of SFAS No. 123 was effective January 1, 2004 and was reflected in the Company’s annual consolidated financial statements for the year ended December 31, 2004. Accordingly, the September 30, 2004 interim Condensed Consolidated Statements of Operations have been restated to reflect the adoption of SFAS No. 123.

The following is a summary of the effects of the adoption of SFAS No. 123 on the Company’s previously reported consolidated financial statements as of and for the nine months ended September 30, 2004.

(in thousands)	As Previously Reported	As Restated for the Adoption of SFAS No. 123
For the nine months ended:
Direct costs	$16,976	$17,058
Selling, general and administrative expenses	12,044	12,058
Operating income	212	116
Loss before benefit for income taxes	(1,454)	(1,550)
Net loss	(1,139)	(1,235)
Net loss attributable to common shareholders	(1,282)	(1,378)
Net loss per common share - basic and diluted	$(0.08)	$(0.08)

6 Reconciliation of GAAP EPS to Normalized EPS for the nine months ended September 30, 2005 is as follows:

Loss attributable to common shareholders	$(101)
Non-recurring severance related to restructuring	909
Stock compensation expense	483
Acquisition related integration costs	109
Sarbanes-Oxley 404 implementation fees	50
Other	(2)
Tax effect	(426)

Normalized Income attributable to common shareholders	$1,022

Normalized Earnings Per Share - Basic & Diluted	$0.05

7 Reconciliation of GAAP EPS to Normalized EPS for the nine months ended September 30, 2004 is as follows:

Loss attributable to common shareholders	$(1,378)
Non-recurring severance	395
Stock compensation expense	371
Lease related charge	512
Asset impairment	96
Other	302
Tax effect	(522)

Normalized Income attributable to common shareholders	$(224)

Normalized Earnings Per Share - Basic & Diluted	$(0.01)

FIND/SVP ESTIMATED PRO FORMA FINANCIAL DATA

Nine Months Ended September 30
2005

Revenue	$34,033,000

Net loss	$(120,000)

EBITDA1, [2]	$1,625,000

Adjusted EBITDA[1,2]	$2,808,000

1 Pro Forma Adjusted EBITDA (000’s omitted) for the nine months ended September 30, 2005 is as follows:

Pro Forma Net loss	$(120)
Tax provision (benefit)	428
Depreciation and amortization	928
Interest expense	389

Pro Forma EBITDA	$1,625
Non-recurring severance related to restructuring	909
Acquisition related integration costs	109
Sarbanes-Oxley 404 implementation fees	50
Other	115

Pro Forma Adjusted EBITDA	$2,808

2Exclusive of $483,000 of stock compensation expense for the nine months ended September 30, 2005, Pro Forma EBITDA and Pro Forma Adjusted EBITDA would have been $2,108,000 and $3,291,000, respectively.

FIND/SVP, INC. AND SUBSIDIARIES Consolidated Balance Sheets

	September 30	December 31
	2005	2004
	(unaudited)
Assets
Cash and cash equivalents	$577,000	$4,519,000
Accounts receivable, net	8,409,000	6,215,000
Deferred tax assets	431,000	696,000
Prepaid expenses and other current assets	819,000	1,240,000

Total Current Assets	10,236,000	12,670,000

Property, Plant & Equipment - Net	2,485,000	2,336,000
Goodwill, net	18,173,000	12,214,000
Intangibles, net	2,610,000	1,002,000
Deferred tax assets	783,000	783,000
Deferred rent	54,000	335,000
Cash surrender value of life insurance	127,000	127,000
Non-marketable equity securities	23,000	23,000
Other assets	1,040,000	532,000

Total assets	$35,531,000	$30,022,000

Liabilities and Shareholders' Equity
Trade accounts payable	$2,760,000	$1,267,000
Accrued expenses and other	2,494,000	5,099,000
Unearned retainer income	4,051,000	3,472,000
Current maturities of notes payable	900,000	--

Total current liabilities	10,205,000	9,838,000

Notes payable	3,375,000	--
Deferred compensation and other liabilities	770,000	404,000

Total liabilities	14,350,000	10,242,000

Redeemable, convertible, preferred stock	600,000	570,000

Redeemable common stock	--	1,090,000

Shareholders' Equity	20,581,000	18,120,000

Total Liabilities and Shareholders' Equity	$35,531,000	$30,022,000

Note: As of September 30, 2005, FIND/SVP had an undrawn revolving line of credit of $4,500,000. Approximately $2,160,000, representing a final earnout payment, was paid to the former owners of Guideline Research in the third quarter of 2005.